charles
SCHWAB

INVESTMENT MANAGEMENT


Laudus Funds-Sub-Adviser Affiliated Transactions Certification

Sub-Adviser: American Century Investment Management, Inc.
Fund: Laudus International MarketMasters Fund
Period: Month Ended September 30, 2017



Has the Fund conducted the following affiliated transactions during the Period?


								Yes/No


Cross Trades (Rule 17a-7)
 					No




Transactions with Brokerage Affiliates (Rule 17e-1)
No




Affiliated Underwritings (Rule 10f-3)
 				Yes



If "Yes" was answered to any of the questions above, complete and submit the respective affiliated transaction certification.



I certify to the best of my knowledge, on behalf of the Sub-Adviser, that for the Period the Sub-Adviser has reported to Charles Schwab InvestmentManagement and Laudus Funds Board of Trustees, all affiliated transactions conducted for the Fund during the Period.




Signature
Gregg Renner
Printed name
Compliance Consultant
Title
October 11, 2017
Date

charles
SCHWAB


INVESTMENT MANAGEMENT


Laudus Funds- Sub-Adviser Affiliated Underwriting Certification (Rule 10f-3)

Sub-Adviser: American Century Investment Management, Inc.
Fund: Laudus International MarketMasters Fund
Period:  Month Ended September 30, 2017


				Transaction Information

Name of Security:
		Tsubaki Nakashima Co
.. LTO

CUSIP/ISIN:
			JP3534410000

Total Offering (USD):
		$
397,733,751

Total Purchased (USD):
$
2,284,367

Price/Unit (USD):
		$
21.329

Trade date:
09/26/17

Purchased from:
UBSAG


Other syndicate members (list names): Goldman Sachs (Japan) Ltd, Goldman Sachs International, Merrill Lynch International, Mitsubishi UFJ Morgan Stanley Securities Co, Nomura International PLC, Nomura Securities Co Ltd, UBS AG




I certify to the best of my knowledge, on behalf of the Sub-Adviser, that for the Period the transactions listed above were made in compliance with the Rule 1Of-3 Procedures approved by the Laudus Funds Board of Trustees.




Gregg Renner

Printed name
Compliance Consultant
Title
October 11, 2017
Date

1 The certification from Nomura provided allows Nomura to receive a part of the spread of every security sold, including securities in the pool, pursuant to SEC No-Action Letter (Hatteras. 1983).